SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 FIRST AMENDMENT

                             SIGNATURE LEISURE, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)

               Colorado                                   50-0012982
---------------------------------------  ---------------------------------------
   (State or other jurisdiction of                       (IRS Employer
    incorporation or organization)                      Identification No.)

                          100 Candace Drive, Suite 100
                               Maitland, FL 32751
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)


                    Signature Leisure Stock Compensation Plan
          -------------------------------------------------------------
                            (Full title of the plan)

       Stephen W. Carnes
      100 Candace Drive, Suite 100
      Maitland, FL 32751                             407-599-2886
---------------------------------------  ---------------------------------------
(Name and address of agent for service)  (Telephone number of agent for service)

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

----------------------- --------------------- ------------------------- ------------------------- --------------------
    Title of each                                     Proposed                  Proposed
Title of eachTitle of                                 Maximum                   Maximum                Amount of
     eachClass of           Amount to be           Offering Price              Aggregate             Registration
    Securities to            Registered              Per Share               Offering Price               Fee
    be Registered
----------------------- --------------------- ------------------------- ------------------------- --------------------
Common Stock                 45,000,000       $0.004 per share(1)                 $600,000                $76.02
----------------------- --------------------- ------------------------- ------------------------- --------------------

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

Note:Proposed maximum  offering price per share and Proposed  maximum  aggregate offering price estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
--------------------------------------------------------------------------------

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Note: The document(s) containing the information concerning the Signature Leisure, Inc. Amended and Restated Stock Compensation Plan (the "Plan") of Signature Leisure, Inc.,Inc., a Colorado corporation (the "Registrant" or the
"Company"), dated March 28, 2005 required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following document, which has been filed by the Company with the Securities and Exchange Commission, is hereby incorporated by reference:

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

The Company's authorized capital consists of 500,000,000 shares of Common Stock,$.001 par value, of which 12,295,414 shares were outstanding as of March 1, 2005. The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, of which -0- shares were outstanding as of March 31, 2005. The Company's common stock is presently listed and traded on the NASD's Over-The-Counter Bulletin Board exchange under the symbol "SGLI".

Common Stock
------------

Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Transfer Agent
--------------
Corporate Stock Transfer
3200 Cherry Creek Road South, Suite 430
Denver, CO 80209

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

As of the date of this registration no named expert or counsel holds any specified interest or significant equity in the company.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation authorizes the Corporation to indemnify to the maximum extent permitted under Colorado law.

The Colorado Private Corporations Act allows indemnification of directors, officers, employees and agents of the Company, including the advancement of expenses:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Colorado from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person; and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the Articles of Incorporation of Signature Leisure, Inc., Inc.

In general, officers and directors of Registrant are indemnified against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and are not deemed to be liable to Registrant for negligence or misconduct in the performance of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

  Exhibit Number      Description
----------------      ------------------------------------------------------

      4.1 Signature Leisure, Inc. Amended and Restated Stock Compensation Plan dated March 28, 2005.

      5.1             Opinion of Counsel, The O'Neal Law Firm, P.C.

     23.1             Consent of Certified Public Accountants




ITEM 9. UNDERTAKINGS

1. The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

          (iii) to include any material information with respect to a plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, Florida, on this 21st day of April, 2005.

                                        Signature Leisure, Inc.

                                        By: /s/ Stephen W. Carnes
                                        -------------------------
                                        Stephen W. Carnes, President




In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                        TITLE                   DATE
       ---------                        -----                   ----

   /s/ Stephen W. Carnes               President            April 21, 2005
   -----------------------
       Stephen W. Carnes